# INFORMATION REGARDING ALTERATION TO ARTICLES

1. The attached is a copy of an alteration made to the Articles of:

   Emerald Health Therapeutics, Inc.

2. The alteration was:

   (a) Passed by the type of resolution and on the date indicated below:

☐ Director(s) resolution dated: ______________________

☐ Ordinary resolution dated: ______________________

√ Special resolution dated: June 15, 2017 to amend the Articles by adding Section 11.6 and deleting and substituting Part 3 in its entirety. Section 11.6 and Part 3 are attached to this information sheet.

☐ Exceptional resolution dated: ______________________

   (b) Became effective on the date (and time) indicated below:

√ Date/time the resolution was received for deposit at the records office being:

June 15, 2017 at 4:11 p.m.

☐ Date/time specified in the resolution being:

______________________

☐ Date/time the Notice of Alteration was filed with the Registrar of Companies being:

______________________

☐ Date/time the Transition Application was filed with the Registrar of Companies being:

______________________

**M.O.I. CORPORATE SERVICES LTD.**

Date: June 15, 2017

## ADVANCE NOTICE PROVISIONS

**11.6 Nominations of Directors.**

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(i) by or at the direction of the board, including pursuant to a notice of meeting;

(ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with Division 7 of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the *Business Corporations Act*; or

(iii) by any person (a "**Nominating Shareholder**"): (A) who, at the close of business on the date of the giving of the notice provided for below in this Section 11.6 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Section 11.6.

(b) In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Chief Financial Officer of the Company at the principal executive offices of the Company.

(c) To be timely, a Nominating Shareholder's notice to the Chief Financial Officer of the Company must be made:

(i) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the "**Notice Date**") on which the first public announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the10th day after the Notice Date in respect of such meeting; and

(ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In the event of an adjournment or postponement of a meeting of shareholders or the announcement thereof, any reference to the date of the annual meeting or special meeting in this Section 11.6 shall be deemed to refer to the date of the adjourned or postponed meeting, provided that any Notice which has been delivered in accordance with the

provisions of this Section 11.6 prior to the date on which such adjournment or postponement is announced shall remain valid notwithstanding that it may have been received more than 65 days prior to the date of such adjourned or postponed meeting.

(d) To be in proper written form, a Nominating Shareholder's notice to the Chief Financial Officer of the Company must set forth:

(i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (D) confirmation that the person meets the qualifications of directors set out in the *Business Corporations Act*; and (E) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below); and

(ii) as to the Nominating Shareholder giving the notice, (A) the class or series and number of shares of the Company which are controlled or which are owned beneficially or of record by the Nominating Shareholder as of the record date for the meeting of shareholders (if such date has been made publicly available and shall have occurred) and as of the date of such Notice; (B) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company; and (C) any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

(e) The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee.

(f) No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Section 11.6; provided, however, that nothing in this Section 11.6 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(g) For purposes of this Section 11.6:

(i) "public announcement" shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

(ii) "Applicable Securities Laws" means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(h) Notwithstanding any other provision of this Section 11.6, notice given to the Chief Financial Officer of the Company pursuant to this Section 11.6 may only be given by personal delivery or by email (at such email address as stipulated from time to time by the Chief Financial Officer of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery or email (at the address as aforesaid) to the Chief Financial Officer at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 11.6.

## PART 3 - SHARES AND SHARE CERTIFICATES

3.1 **Authorized Share Structure.** The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

3.2 **Form of Share Certificate.** Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act. The directors may, by resolution, provide that; (a) the shares of any or all of the classes and series of the Company's shares must be uncertificated shares; or (b) any specified shares must be uncertificated shares. Within reasonable time after the issue or transfer of a share that is an uncertificated share, the Company must send to the shareholder a written notice in accordance with the Business Corporations Act.

3.3 **Shareholder Entitled to Certificate or Acknowledgment.** Unless the shares of which the shareholder is registered owner are uncertificated shares, each shareholder is entitled, on request and at the shareholder's option, to receive, without charge, (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

3.4 **Delivery by Mail.** Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

3.5 **Replacement of Worn Out or Defaced Certificate or Acknowledgement.** If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(i) order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(ii) issue a replacement share certificate or acknowledgment, as the case may be.

3.6 **Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment.** If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(i) proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(ii) any indemnity the directors consider adequate.

3.7 **<u>Splitting Share Certificates.</u>** If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

3.8 **<u>Certificate Fee.</u>** There must be paid to the Company, in relation to the issue of any share certificate under Articles 3.5, 3.6 or 3.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

3.9 **<u>Recognition of Trusts.</u>** Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.10 **<u>Central Securities Register.</u>** As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

# INFORMATION REGARDING ALTERATION TO ARTICLES

1. The attached is a copy of an alteration made to the Articles of:
   EMERALD HEALTH THERAPEUTICS, INC.
   ~~FIREBIRD CAPITAL PARTNERS INC.~~
   ~~FIREBIRD ENERGY INC.~~
   ~~T-BIRD PHARMA INC.~~
2. The alteration was:

   (a) Passed by the type of resolution and on the date indicated below:

☐ Director(s) resolution dated: ______________________

☐ Ordinary resolution dated: ______________________

☑ Special resolution dated: March 12, 2008

☐ Exceptional resolution dated: ______________________

   (b) Became effective on the date (and time) indicated below:

☑ Date/time the resolution was received for deposit at the records office being:
March 14, 2008 at 10:14 AM Pacific Time

☐ Date/time specified in the resolution being:
______________________

☐ Date/time the Notice of Alteration was filed with the Registrar of Companies being:
______________________

☐ Date/time the Transition Application was filed with the Registrar of Companies being:
______________________

**BORDEN LADNER GERVAIS LLP**

Date: March 14, 2008

Initials: [initials]

(a) the Corporation's articles be altered by:

(i) adding the following as Part 9.7:

"**9.7** **<u>Qualification of Proxyholder</u>**. A person who is not a shareholder may be appointed as a proxyholder.";

and renumbering Part 9.7 to 9.11 inclusive as 9.8 to 9.12;

(ii) deleting Part 20 in its entirety and renumbering Parts 21 to 23 inclusive as 20 to 22;

(b) the alterations made to the Company's articles shall take effect on the date and time that this special resolution is received for deposit at the records office for the Company; and

(c) any one director of the Company is authorized and directed, on behalf of the Company, to take all necessary steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things (whether under corporate seal of the Company or otherwise) that may be necessary or desirable to give effect to this special resolution.

*BUSINESS CORPORATIONS ACT*

**ARTICLES**

EMERALD HEALTH THERAPEUTICS, INC.

- of -

~~T-BIRD PHARMA INC.~~
~~FIREBIRD CAPITAL PARTNERS INC.~~
~~FIREBIRD ENERGY INC.~~

Incorporation Number: BC0798533

Translated Name: Not applicable

**TABLE OF CONTENTS**

*BUSINESS CORPORATIONS ACT*

**ARTICLES**

- of -

**FIREBIRD CAPITAL PARTNERS INC.**

Incorporation Number: BC0798533

Translated Name: Not applicable

## PART 1 – INTERPRETATION

1.1 **Definitions.** In these Articles, unless the context otherwise requires:

(a) "Board of Directors" or "Board" or "the directors" means the directors or the sole director of the Company for the time being, as the case may be;

(b) "Business Corporations Act" means the *Business Corporations Act* (British Columbia) from time to time in force and all amendments to that Act and includes all regulations and amendments made pursuant to that Act;

(c) "prescribed address" of a director means the address as recorded in the register of directors to be kept pursuant to the Business Corporations Act;

(d) "registered address" of a shareholder means the last known address of that shareholder as recorded in the central securities register to be kept pursuant to the Business Corporations Act;

(e) "registered owner", when used with respect to a share of the Company, means the person registered in the central securities register as the shareholder in respect of such share.

1.2 **Business Corporations Act and Interpretation Act Definitions Applicable.** The definitions in the Business Corporations Act and the definitions and rules of construction in the *Interpretation Act* (British Columbia), with the necessary changes and so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the *Interpretation Act* relating to a term used in these Articles, the definition in the Business Corporations Act prevails in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act prevails.

## PART 2 – RESOLUTIONS AND MAJORITIES

2.1 **Directors' Resolution.** Subject to the Business Corporations Act and these Articles, the Company may, by a resolution of the directors:

(a) if the class rights so authorize:

(i) create one or more series of shares out of a class of shares, and when creating such series of shares:

(A) determine the maximum number or determine that there is no maximum number of shares that the company is authorized to issue for such series of shares created;

(B) create and attach special rights or restrictions to the shares of any such series of shares created; and

(C) create an identifying name for the shares of any such series of shares created;

(ii) for a series of shares of which there are no issued shares:

(A) alter any determination of the number of shares of which the series shall consist;

(B) alter the identifying name of shares of the series of shares; or

(C) alter any special rights or restrictions attached to the shares of the series of shares;

(b) redeem or repurchase shares;

(c) accept a surrender of shares by way of gift or for cancellation;

(d) convert fractional shares into whole shares on a subdivision or consolidation of shares or on a redemption, purchase or surrender of shares;

(e) change its name;

(f) adopt or change a translation of its name;

(g) subdivide all or any of its unissued shares with par value into shares of smaller par value;

(h) subdivide all or any of its unissued shares without par value;

(i) consolidate all or any of its unissued shares with par value into shares of larger par value;

(j) consolidate all or any of its unissued shares without par value;

(k) eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued;

(l) change all or any of its unissued shares with par value into shares without par value;

(m) change all or any of its unissued shares without par value into shares with par value; or

(n) alter the identifying name of any of its classes of shares;

and make any necessary alterations to its notice of articles or these Articles or both to effect the change.

**2.2** **Ordinary Resolution.** Subject to the Business Corporations Act, the Company may, by an ordinary resolution:

(a) deal with all matters set out in Article 2.1;

(b) establish a maximum number of shares that the company is authorized to issue out of any class of shares for which no maximum is established;

(c) increase, reduce or eliminate the maximum number of shares that the company is authorized to issue out of any class of shares;

(d) for a class of shares of which there are no issued shares, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of the class of shares; or

(e) for a class of shares of which there are no issued shares, vary or delete any special rights or restrictions attached to the shares of the class of shares;

and make any necessary alterations to its notice of articles or these Articles or both to effect the change.

**2.3** **Special Resolution.** Subject to the Business Corporations Act, the Company may, by a special resolution:

(a) deal with all matters set out in Article 2.1 and Article 2.2;

(b) alter its notice of articles;

(c) alter these Articles;

(d) create one or more classes of shares;

(e) subdivide all or any of its fully paid issued shares with par value into shares of smaller par value;

(f) subdivide all or any of its fully paid issued shares without par value;

(g) consolidate all or any of its fully paid issued shares with par value into shares of larger par value;

(h) consolidate all or any of its fully paid issued shares without par value;

(i) if the company is authorized to issue shares of a class of shares with par value;

(i) subject to the Business Corporations Act, decrease the par value of those shares, or

(ii) increase the par value of those shares if none of the shares of that class of shares are allotted or issued;

(j) change all or any of its fully paid issued shares with par value into shares without par value;

(k) for a class or series of shares of which there are issued shares, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of the class or series of shares;

(l) for a class or series of shares of which there are issued shares, vary or delete any special rights or restrictions attached to the shares of the class or series of shares; or

(m) otherwise alter its authorized share structure when required or permitted to do so by the Business Corporations Act.

**2.4** **Special Majority.** The majority of votes required for the Company to pass a special resolution at a general meeting is 2/3 of the votes cast on the resolution by shareholders voting shares that carry the right to vote at general meetings.

**2.5** **Special Separate Majority.** The majority of votes required to pass a special separate resolution at a class meeting is 2/3 of the votes cast on the resolution by shareholders voting shares that carry the right to vote at the class meeting.

**2.6** **Consent Resolution.** A consent resolution in writing, whether by signed documents, fax, e-mail or any other method of transmitting legibly recorded messages, of shareholders or directors or a committee of directors is as valid as if it had been passed at a duly called and held meeting of the shareholders, directors or committee, as the case may be. The consent resolution may be executed in any number of counterparts, each of which when executed and delivered (by fax, email or otherwise) is deemed to be an original, and all of which together constitute one consent resolution in writing.

## PART 3 – SHARE CERTIFICATES

**3.1** **Mailing of Certificates.** Any share certificate may be mailed by registered mail, postage prepaid, to the shareholder entitled to that certificate at that shareholder's registered address and the Company is not liable for any loss occasioned to the shareholder if that share certificate is lost or stolen. In respect of a share held jointly by several persons, mailing of a certificate for that share to one of several joint holders or to a duly authorized agent of any of the joint holders is sufficient delivery to all.

**3.2** **Replacement of Lost or Destroyed Certificate.** If a share certificate:

(a) is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms, if any, that they determine, order the certificate to be cancelled and issue a new certificate to replace the cancelled certificate;

(b) is lost, stolen or destroyed, then upon production of proof to the satisfaction of the directors and upon provision of such indemnity and security, if any, that the directors deem adequate, a new share certificate must be issued to the person entitled to the lost, stolen or destroyed certificate.

**3.3** **Consolidation of Certificates.** If two or more certificates are surrendered by their registered owner to the Company together with a written request that the Company issue one certificate registered in that registered owner's name representing the aggregate of the shares represented by the certificates so surrendered, the Company must cancel the certificates so surrendered and issue in their place one certificate in accordance with the request.

3.4 **Fee for Certificates.** There must be paid to the Company in respect of the issue of any certificate pursuant to this Part 3 such amount, if any, as the directors may from time to time determine and which must not exceed the amount prescribed in the Business Corporations Act.

3.5 **Non-Recognition of Trusts.** Except as required by law or statute or these Articles, no person is recognized by the Company as holding any share upon any trust and the Company is not bound by or compelled in any way to recognize (even when having notice of any trust) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety in the shareholder.

3.6 **Central Securities Register.** As required by and subject to the *Business Corporations Act,* the Company must maintain in British Columbia a central securities register. The directors may, subject to the *Business Corporations Act,* appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

## PART 4 – ISSUE, TRANSFER AND TRANSMISSION OF SHARES

4.1 **Directors Authorized to Issue Shares.** Subject to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the issue of shares is under the control of the directors who may issue, otherwise dispose of or grant options on shares authorized but not yet issued at any time, to any person including a director, in the manner, upon the terms and conditions and at the price or for the consideration as the directors, in their absolute discretion, may determine.

4.2 **Transferability and Instrument of Transfer.** Subject to the restrictions, if any, set forth in these Articles, any shareholder may transfer that shareholder's shares by an instrument in writing executed by or on behalf of that shareholder and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company must be in the form, if any, provided on the back of the Company's form of share certificate or in any other form which the directors may approve. If the directors so require, each instrument of transfer must be in respect of only one class of shares.

4.3 **Submission of Instruments of Transfer.** Every instrument of transfer must be executed by the transferor and provided to the Company or the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or the transferor's right to transfer the shares. If the transfer is registered, the instrument of transfer must be retained by the Company or its transfer agent or registrar. If the transfer is not registered, the instrument of transfer must be returned to the person depositing it together with the share certificate that accompanied it when tendered for registration.

4.4 **Authority in Instrument of Transfer.** The signature of a shareholder or of that shareholder's duly authorized attorney on the instrument of transfer authorizes the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its transfer agent or registrar.

**4.5** **Enquiry as to Title Not Required.** Neither the Company nor any of its directors, officers or agents is bound to enquire into any title of the transferor of any shares to be transferred and none of them is liable to any person for registering the transfer.

**4.6** **Transfer Fee.** There must be paid to the Company in respect of the registration of any transfer such amount, if any, as the directors may from time to time prescribe.

**4.7** **Personal Representative Recognized.** Upon the death or bankruptcy of a shareholder, that shareholder's legal personal representative or trustee in bankruptcy, although not a shareholder, has the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Business Corporations Act have been deposited at the Company's registered office. This Article does not apply on the death of a shareholder with respect to shares registered in that shareholder's name and the name of another person in joint tenancy.

**4.8** **Jointly Held Shares.** If there are joint shareholders in respect of a share and in the case of the death or bankruptcy of one of the joint shareholders, the legal personal representative of the deceased or the trustee in bankruptcy of the bankrupt shareholder, as the case may be, and the surviving joint shareholder or shareholders are the only persons recognized by the Company as having any title to or interest in the share so held jointly.

## PART 5 – PURCHASE OF SHARES

**5.1** **Company Authorized to Purchase its Shares.** Subject to the provisions of this Part 5, the Business Corporations Act and the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors:

(a) purchase any of its shares at the price and upon the terms specified in that resolution; and

(b) sell any of its shares so purchased but not cancelled at the price and upon the terms specified in that resolution.

## PART 6 – BORROWING POWERS

**6.1** **Powers of Directors.** Subject to the Business Corporations Act, the directors may from time to time at their discretion authorize the Company to:

(a) borrow any amount of money;

(b) guarantee the repayment of any amount of money borrowed by any person or corporation; and

(c) guarantee the performance of any obligation of any person or corporation;

and may raise or secure the repayment of any amount of money so borrowed or guaranteed or any obligation so guaranteed in any manner and upon any terms and conditions as they may think fit and in particular and without limiting the generality of the foregoing by the issue of bonds, debentures or other debt obligations or by the granting of any mortgages or other security interest on the undertaking of the whole or any part of the property of the Company, both present and future.

**6.2** **Negotiability of Debt Obligations.** The directors may make any bonds, debentures or other debt obligations issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

**6.3** **Special Rights on Debt Obligations.** The directors may authorize the issue of any bonds, debentures or other debt obligations of the Company at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

**6.4** **Execution of Debt Obligations.** If the directors so authorize or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of those directors or officers printed or otherwise mechanically reproduced thereon and in either case is as valid as if signed manually and every bond, debenture or other debt obligation so bearing facsimile signatures of directors or officers of the Company must be manually signed, countersigned or certified by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company duly authorized to do so by the directors or the instrument under which such bonds, debentures or other debt obligations are issued. Notwithstanding that any person whose facsimile signature is so used has ceased to hold the office that he or she is stated on any bond, debenture or other debt obligation to hold at the date of the actual issue of that bond, debenture or other debt obligation, the bond, debenture or other debt obligation is valid and binding on the Company.

## PART 7 – GENERAL MEETINGS

**7.1** **Location of General Meetings.** Every general meeting must be held at such time and location as the directors may determine.

**7.2** **General Meeting Participation.** A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may do so by video conference or telephone if all shareholders and proxy holders participating in the meeting, whether by video conference, telephone or in person, are able to communicate with each other. If all shareholders or proxy holders who are entitled to participate in, including vote at, a meeting consent, a shareholder or proxy holder may participate in the meeting by a communications medium other than video conference or telephone if all shareholders and proxy holders participating in the meeting are able to communicate with each other. A shareholder or proxy holder who participates in a meeting by a communications medium other than video conference or telephone is deemed to have agreed to participate by the other communications medium. A shareholder or proxy holder who participates in a meeting by video conference, telephone or other communications medium is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and must be counted in the quorum for and is entitled to communicate and vote at that meeting, and the meeting is deemed to be held at the location specified in the notice of meeting.

**7.3** **Notice of General Meetings.** Notice of a general meeting must specify the time and location of the meeting and, in case of special business (as described in Part 8), the general nature of that business.

**7.4** **Waiver of Notice.** Any person entitled to notice of a general meeting may waive or reduce the period of notice for that meeting in writing or otherwise and may do so before, during or after the meeting.

**7.5** **Record Date for Notice.** The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months.

**7.6** **Failure to Give Notice.** The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.

**7.7** **Notice of Special Business at General Meeting.** If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at a place in the Province of British Columbia specified in that notice during business hours in any working day or days prior to the date of the meeting.

## PART 8 – PROCEEDINGS AT GENERAL MEETINGS

**8.1** **Special Business.** All business at a general meeting is deemed to be special business except the consideration of the financial statements and the reports of the directors and auditors, the election of directors, appointment of auditors, authorization of the directors to set the remuneration of the auditors and such other business as under these Articles ought to be transacted at an annual general meeting or any business which is brought under consideration by the report of the directors.

**8.2** **Quorum.** Subject to this Part 8, a quorum for a general meeting is two individuals who are shareholders, proxy holders representing shareholders or duly authorized representatives of corporate shareholders personally present and representing shares aggregating not less than 10% of the issued shares of the Company carrying the right to vote at that meeting. In the event there is only one shareholder, the quorum is one person personally present and being, or representing by proxy, that shareholder, or in the case of a corporate shareholder, a duly authorized representative of that shareholder.

**8.3** **Requirement of Quorum.** No business other than the election of a chair and the adjournment or termination of the meeting may be transacted at any general meeting unless a quorum is present at the commencement of the meeting but the quorum need not be present throughout the meeting.

**8.4** **Lack of Quorum.** If within 30 minutes from the time appointed for a meeting a quorum is not present, the meeting:

(a) if convened by requisition of the shareholders, must be terminated; and

(b) in any other case, must stand adjourned to the same day in the next week at the same time and place.

If at the adjourned meeting a quorum is not present within 30 minutes from the time appointed, the shareholder or shareholders present in person, by proxy or by authorized representative is or are a quorum.

**8.5** **Chair.** The chair of the Board, if any, or in his or her absence the President, if any, is entitled to act as chair at every general meeting. Prior to a general meeting at which neither the chair of the Board nor the Company's President will act as chair, the directors, by resolution, may appoint one of their number or the Company's solicitor to act as chair of a general meeting. If at any general meeting the chair

of the Board, if any, and the President, if any, are not present within 15 minutes after the time appointed for holding the meeting or if neither is willing to act as chair, and the directors have not previously by resolution appointed one of their number or the Company's solicitor to act as chair at such meeting, the directors present must choose one of their number or the Company's solicitor to act as chair. If no director is present or if all the directors present and the Company's solicitor decline to act as chair or if the directors present fail to so choose, the persons present must choose one of their number to act as chair.

**8.6** **Adjournments.** The chair of the meeting may, with the consent of any meeting at which a quorum is present and must, if so directed by the meeting, adjourn the meeting from time to time and from place to place. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. If a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of a general meeting. It is otherwise not necessary to give any notice of an adjourned meeting or of the business to be transacted at any adjourned meeting.

**8.7** **Voting.** Every question submitted to a general meeting must be decided:

(a) if a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting or is directed by the chair, or is required by applicable laws or stock exchange requirements by ballot; or

(b) in any other case, by a show of hands or by any other manner that adequately discloses the intentions of the shareholders or proxy holders.

The chair must declare to the meeting the decision on every question in accordance with the result of the ballot, the show of hands or the other manner that adequately disclosed the intentions of the shareholders or proxy holders and that decision must be entered in the minute book of the Company. A declaration of the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minute book of the Company is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against that resolution.

**8.8** **Resolution Need Not Be Seconded.** No resolution proposed at a meeting need be seconded and the chair of any meeting is entitled to move or second a resolution.

**8.9** **Casting Vote.** In case of an equality of votes upon a resolution, whether on a show of hands or by ballot or any other manner, the chair does not have a casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder.

**8.10** **Manner of Taking Ballot.** If a ballot is duly demanded it must be taken at once or in the manner the chair of the meeting directs. A demand for a ballot may be withdrawn. In the case of any dispute as to the admission or rejection of a vote the chair must conclusively determine whether that vote is admitted or rejected.

**8.11** **Splitting Votes.** On a ballot, a shareholder entitled to more than one vote need not, if that shareholder votes, use all that shareholder's votes or cast all the votes that shareholder uses in the same way.

**8.12** **Demand for Ballot Not to Prevent Continuance of Meeting.** The demand for a ballot does not prevent the continuance of a meeting for the transaction of any business other than the question on which a ballot has been demanded.

**8.13** **Retention of Ballots and Proxies.** The Company must, for at least three months after a meeting of shareholders, keep each ballot cast and each proxy voted at the meeting and, during the period, make them available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of the three-month period, the Company may destroy such ballots and proxies.

## PART 9 – VOTES OF SHAREHOLDERS

**9.1** **Number of Votes Per Share or Shareholder.** Subject to any special rights or restrictions attached to any share contained in these Articles, on a show of hands every shareholder entitled to vote present in person, by proxy or by authorized representative has one vote and on a ballot every shareholder entitled to vote on that ballot has one vote for every whole share held by that shareholder.

**9.2** **Votes of Persons in Representative Capacity.** A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a ballot, and may appoint a proxy holder to act at the meeting if, before doing so, the person satisfies the chair of the meeting or the directors that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

**9.3** **Votes by Joint Holders.** If there are joint shareholders registered in respect of any share, any one of the joint shareholders may vote at any meeting in person, by proxy or by authorized representative in respect of the share as if that joint shareholder were solely entitled to it. If more than one of the joint shareholders is present at any meeting in person, by proxy or by authorized representative, the joint shareholder so present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share. For the purpose of this Part 9, two or more executors or administrators of a deceased shareholder in whose sole name any share stands are deemed joint shareholders.

**9.4** **Representative of a Corporate Shareholder.** If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint, by an instrument in writing, a person to act as its authorized representative at any meeting of shareholders of the Company, and:

(a) for that purpose, the instrument appointing the authorized representative must:

(i) be received at the registered office of the Company or at any other place specified in the notice calling the meeting for the receipt of proxies at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, not less than 48 hours before the time for holding the meeting; or

(ii) be deposited with the chair of the meeting, or to a person designated by the chair of the meeting, prior to the commencement of the meeting;

(b) if an authorized representative is appointed under this Part 9:

(i) the authorized representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the authorized representative represents as that corporation could exercise if it were a shareholder who is an individual including, without limitation, the right to appoint a proxy holder; and

(ii) the authorized representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

An instrument appointing an authorized representative of a corporation must be in writing signed by a duly authorized person on behalf of that corporation and must be sent to the Company.

**9.5** **Appointment of Proxy Holders.** A shareholder holding more than one share in respect of which that shareholder is entitled to vote at a general meeting is entitled to appoint one or more proxy holders who need not be a shareholder, to attend, act and vote for that shareholder at the general meeting and in so doing that shareholder must specify the number of shares that each proxy holder is entitled to vote.

**9.6** **Execution of Proxy Instrument.** A proxy must be in writing signed by the appointor or the appointor's attorney or, if the appointor is a corporation, by the authorized representative or a duly authorized person on behalf of that corporation.

**9.7** **Deposit of Proxy.** A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power of attorney or other authority must be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice calling the meeting not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote or must be deposited with the chair of the meeting, or with a person designated by the chair of the meeting, prior to the commencement of the meeting. In addition to any other method of depositing proxies provided for in these Articles, the directors may from time to time make regulations:

(a) permitting the depositing of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held;

(b) providing for particulars of those proxies to be sent in writing or by fax, e-mail or any other method of transmitting legibly recorded messages before a meeting or an adjourned meeting to the Company or any agent of the Company for the purpose of receiving those particulars; and

(c) providing that particulars of those proxies may be voted as though the proxies themselves were produced to the chair of the meeting or of the adjourned meeting as required by this Article.

Votes given in accordance with proxies and particulars of proxies so deposited are valid and counted.

**9.8** **Validity of Proxy Vote.** A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death, bankruptcy or incapacity of the shareholder or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that prior to the meeting no notice in writing of such death, bankruptcy, incapacity, revocation or transfer has been received at the registered office of the Company or by the chair of the meeting or of the adjourned meeting at which the vote was given.

**9.9** **Form of Proxy.** A proxy appointing a proxy holder must be in the following form or in any other form that the directors approve:

(Name of Company)

The undersigned hereby appoints ______________________________________________
____________________ or failing him or her _____________________________________
________________________________________________________________________________
as proxy holder for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the ____ day of _______________, ____, and at any adjournment of that meeting.

Signed this ____ day of _______________, ____.

_________________________________
(Signature of Shareholder)

**9.10** **Revocation of Proxy.** Subject to this Part, every proxy may be revoked by an instrument in writing that is received at the registered office of the Company or at such other location specified for that purpose in the notice of meeting or information circular relating thereto at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used or deposited with the chair of the meeting, or with a person designated by the chair of the meeting, prior to the commencement of the meeting.

**9.11** **Revocation of Proxy Will Be Signed.** An instrument to revoke a proxy must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by a duly authorized person on behalf of the corporation or by the authorized representative appointed for the corporation under this Part 9.

## PART 10 – DIRECTORS

**10.1** **General Authority.** Subject to these Articles, the directors may exercise all powers and do all acts and things as the Company is by the Business Corporations Act, these Articles or otherwise authorized to exercise and do and which are not by these Articles, by statute or otherwise lawfully directed or required to be exercised or done by the Company by unanimous resolution, exceptional resolution, special resolution or ordinary resolution.

**10.2** **Number of Directors.** The number of directors may be determined by ordinary resolution. The number of directors may be changed from time to time by ordinary resolution whether previous notice of that ordinary resolution has been given or not. If at any time the Company becomes a public company and the number of directors fixed pursuant to these Articles is less than three, then the number of directors is deemed to have been increased to three.

**10.3** **Directors' Acts Valid Despite Vacancy.** An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

**10.4 Qualification of Directors.** A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

**10.5 Remuneration and Expenses of Directors.** The remuneration of the directors as such may from time to time be determined by the directors. Any remuneration of a director is in addition to any salary or other remuneration paid to him or her as an officer or employee of the Company. Every director must be repaid such reasonable expenses as he or she may incur in and about the business of the Company. Other than remuneration for professional services described in this Part 10, if any director performs any services for the Company that in the opinion of the directors are outside the ordinary duties of a director or if he or she is specifically occupied in or about the Company's business other than as a director, he or she may be paid a remuneration to be fixed by the directors. The remuneration so fixed may be either in addition to or in substitution for any other remuneration that he or she may be entitled to receive and the additional remuneration may be charged as part of ordinary working expenses of the Company. Unless otherwise determined by ordinary resolution, the directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company, to his or her spouse or dependants and they may also make any contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance in respect of that director.

**10.6 Right to Office and Contract with Company.** A director may hold any office or place of profit in the Company, other than auditor, in conjunction with his or her office of director for the period and on such terms as the directors may determine. Subject to compliance with the Business Corporations Act, no director or intended director is disqualified by his or her office from contracting with the Company with regard to his or her tenure of office or place of profit or as vendor, purchaser or otherwise.

**10.7 Director Acting in Professional Capacity.** Any director may act by him or herself or his or her firm in a professional capacity for the Company and he or she or his or her firm is entitled to remuneration for professional services as if he or she were not a director.

**10.8 Alternate Directors.** Any director may from time to time appoint any person who is approved by resolution of the directors to be his or her alternate director provided that approval is not required if a director is appointed alternate director for another director. The appointee, while he or she holds office as an alternate director, is entitled to notice of meetings of the directors and, in the absence of the director for whom he or she is an alternate, to attend and vote at meetings as a director and is not entitled to be remunerated otherwise than out of the remuneration of the director appointing him or her. Any director may make or revoke an appointment of his or her alternate director by notice in writing sent to the Company. A person may act as an alternate for more than one director at any given time and a director may act as an alternate director for any other director. No person may act as an alternate director unless that person qualifies under the Business Corporations Act to act as a director of the Company. Every alternate director, if authorized by the notice appointing him or her, may sign any consent resolution in place of the director appointing him or her.

## PART 11 – ELECTION, APPOINTMENT AND REMOVAL OF DIRECTORS

**11.1 Election and Appointment.** The shareholders may elect or appoint directors at any time and from time to time.

**11.2 Elections and Appointments at Annual General Meetings.** At each annual general meeting all the directors retire and the shareholders must elect or appoint a Board of Directors consisting of the number of directors for the time being fixed pursuant to Part 10. Any retiring director is eligible for re-

election or re-appointment. If the holding of an annual general meeting of the Company is deferred or waived by a unanimous resolution of all shareholders entitled to vote at the annual general meeting, each director in office on the annual reference date selected in the unanimous resolution continues to be a director until the next annual reference date unless that director retires or is removed prior to the next annual reference date.

11.3 **Filling a Casual Vacancy.** The directors may at any time and from time to time appoint any person as a director to fill a casual vacancy among the directors or a vacancy resulting from an increase of the number of directors.

11.4 **Power to Appoint Additional Directors.** Between successive annual general meetings, the directors have the power to appoint one or more additional directors but not more than one-third the number of directors elected or appointed at the last annual general meeting at which directors were elected or appointed. Any director so appointed may hold office only until the next following annual general meeting of the Company but is eligible for election at such meeting and, so long as he or she is an additional director, the number of directors is increased accordingly.

11.5 **Removal of Directors.** If a director is convicted of an indictable offence or ceases to be qualified to act as a director of the company and does not promptly resign, the Company may remove the director before the expiration of the director's term of office by a resolution of the directors. The Company may otherwise remove a director before the expiration of the director's term of office by a special resolution of the shareholders.

## PART 12 – PROCEEDINGS OF DIRECTORS

12.1 **Meetings and Quorum.** The directors may hold meetings as they think fit for the dispatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum is a majority of the Board.

12.2 **Chair.** The chair of the Board, if any, of the Company is entitled to act as chair of every meeting of the Board but if at any meeting the chair of the Board, if any, is not present within 15 minutes after the time appointed for holding the meeting, or if the chair of the Board is not willing to act as chair, the directors present must choose one of their number to act as chair.

12.3 **Call and Notice of Meetings.** A director may at any time call a meeting of the directors. Notice specifying the time and place of that meeting may be personally given or sent to each director and must be given at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances. It is not necessary to give to any director notice of a meeting of directors immediately following a general meeting at which that director has been elected or notice of a meeting of directors at which that director was appointed.

12.4 **Validity of Meeting Despite Failure to Give Notice.** The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director does not invalidate any proceedings at that meeting.

12.5 **Meeting Participation.** A director may participate in a meeting of the directors or of any committee of the directors by video conference or telephone if all directors participating in the meeting, whether by video conference or telephone or in person, are able to communicate with each other. If all the directors consent, a director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than video conference or telephone if all directors

participating in the meeting are able to communicate with each other. A director who participates in a meeting by a communications medium other than video conference or telephone is deemed to have agreed to participate by the other communications medium. A director who participates in a meeting by video conference, telephone or other communications medium is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and must be counted in the quorum for and is entitled to communicate and vote at that meeting.

**12.6** **Competence of Quorum.** The directors at a meeting at which a quorum is present are competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors.

**12.7** **Committees.** The directors may from time to time by resolution constitute, dissolve or reconstitute standing committees and other committees consisting of such persons as the directors may determine. Every committee so constituted has the authorities, powers and discretions that may be delegated to it by the directors and must act in accordance with any regulations that the directors may impose upon it.

**12.8** **Validity of Meeting if Directorship Deficient.** All acts done by any director or by any member of a committee constituted by the directors, notwithstanding that it is discovered afterwards that there was some defect in the appointment of any person so acting or that he or she was disqualified, are valid.

**12.9** **Majority Rule and Casting Vote.** Questions arising at any meeting of the directors must be decided by a majority of votes. In the case of an equality of votes, the chair does not have a casting vote.

## PART 13 – OFFICERS

**13.1** **Appointment of Officers.** The directors may appoint officers of the Company and may specify their duties. Any individual may be appointed to any office of the Company. Two or more offices of the Company may be held by the same individual.

## PART 14 – DIVIDENDS

**14.1** **Declaration of Dividends.** Subject to the Business Corporations Act and the rights, if any, of shareholders holding shares with special rights and restrictions, the directors may declare dividends and fix the date of record and the date for payment of any dividend. No date of record for any dividend may precede the date of payment of that dividend by more than the maximum number of days permitted by the Business Corporations Act. No notice need be given of the declaration of any dividend. If no valid date of record is fixed, the date of record is deemed to be the same date as the date of payment of the dividend.

**14.2** **Dividend Bears No Interest.** No dividend may bear interest against the Company.

**14.3** **Payment in Specie.** The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares or bonds, debentures or other debt obligations of the Company or in any one or more of those ways and if any difficulty arises in regard to the distribution the directors may settle the difficulty as they think fit. The directors may fix the value for distribution of specific assets and may vest any of those specific assets in trustees upon such trusts for the persons entitled to those specific assets as the directors think fit.

**14.4** **Fractional Interests.** Notwithstanding the provisions of this Part 14, if any dividend results in any shareholder being entitled to a fraction of a share, bond, debenture or other debt obligation of the Company, the directors may pay that shareholder the cash equivalent in place of that fraction of a share, bond, debenture or other debt obligation. The directors may arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of fractions of shares, bonds, debentures or other debt obligations of the Company on behalf of shareholders entitled to them.

**14.5** **Payment of Dividends.** Any dividend payable in cash by the Company may be paid by cheque mailed to the registered address of the shareholder or in the case of joint shareholders to the registered address of the joint shareholder first named in the central securities register or to such person or to such address as any shareholder may direct in writing. Every cheque must be made payable to the order of the person to whom it is sent and in the case of joint shareholders to those joint shareholders.

**14.6** **Receipt by Joint Shareholders.** If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

## PART 15 – ACCOUNTING RECORDS AND AUDITORS

**15.1** **Accounts to be Kept.** The directors must cause accounting records to be kept as necessary to properly record the financial affairs and condition of the Company and to comply with the provisions of statutes applicable to the Company.

**15.2** **Location of Accounts.** The directors must determine the place at which the accounting records of the Company must be kept and those records must be open to the inspection of any director during the statutory business hours of the Company.

**15.3** **Remuneration of Auditors.** The directors may set the remuneration of any auditor of the Company.

## PART 16 – SENDING OF RECORDS

**16.1** **Manner of Sending Records.** Unless the Business Corporations Act requires otherwise, a record may be sent:

(a) to the Company by delivery or mail to the Company at the delivery address or mailing address of its registered office or by fax or e-mail to a fax number or e-mail address specified by the Company for that purpose;

(b) to a director by delivery or mail to the director at the prescribed address of that director or by fax or e-mail to the fax or e-mail address specified for that purpose by the director;

(c) to a shareholder by delivery or mail to the shareholder at the registered address of that shareholder or by fax or e-mail to the fax or e-mail address specified for that purpose by the shareholder; or

(d) to the person entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder by delivery or mail or by fax or e-mail to that person at the address specified for that purpose by the person so entitled and until that address, fax number or e-mail

address has been so specified, the record may be sent in any manner in which it might have been sent if the death, bankruptcy or incapacity had not occurred.

**16.2** **Sending to Joint Holders.** A record may be sent by the Company to joint shareholders in respect of a share registered in their names by sending the record to the joint shareholder first named in the central securities register in respect of that share.

**16.3** **Date Record Deemed Received.** If a record is sent by mail, postage prepaid, that record is deemed to have been received on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. If a record is sent by fax, e-mail or any other manner of transmitting visually recorded messages, that record is deemed to have been received on the day it is sent if received before or during statutory business hours that day and is deemed to have been received on the day, Saturdays and holidays excepted, following the date it is sent if received after statutory business hours or on a Saturday or holiday.

## PART 17 – NOTICES

**17.1** **Minimum Number of Days.** Notice of a general meeting must be sent to all shareholders holding shares that carry the right to vote at general meetings except to shareholders who have otherwise indicated in the client response form completed and submitted by such shareholder pursuant to National Instrument 54-101- Communication with Beneficial Owners of Securities of a Reporting Issuer at least 21 days before the general meeting. Notice of a class or series meeting must be sent to all shareholders holding shares of that class or series at least 21 days before the class or series meeting.

**17.2** **Persons to Receive Notice.** Notice of every general meeting must be sent to:

(a) every shareholder holding a share or shares carrying the right to vote at that meeting on the record date or, if no record date was established by the directors, on the date the notice is sent;

(b) the personal representative of a deceased shareholder if entitled to notice by the Business Corporations Act;

(c) the trustee in bankruptcy of a bankrupt shareholder if entitled to notice by the Business Corporations Act;

(d) every director; and

(e) the auditor, if any.

No other person is entitled to receive notices of general meetings.

## PART 18 - EXECUTION OF DOCUMENTS

**18.1** **Seal Optional.** The directors may provide a common seal for the Company and may provide for its use. The directors have power to destroy the common seal and may provide a new common seal.

**18.2** **Official Seal.** The directors may provide for use in any other province, state, territory or country an official seal that must have on its face the name of the province, state, territory or country where it is to be used.

**18.3** **Affixing of Seal to Documents.** The directors must provide for the safe custody of each of the Company's seals, if any, which shall not be affixed to any instrument except by the authority of a resolution of the directors and by such person or persons as may be prescribed in and by that resolution and the person or persons so prescribed must sign every instrument to which the seal of the Company is affixed in his, her or their presence, provided that a resolution directing the general use of a seal, if any, may at any time be passed by the directors and applies to the use of that seal until countermanded by another resolution of the directors. In the absence of any resolution so authorizing the use of any seal, any seal of the Company may be affixed to any document that requires the seal of the Company in the presence of all the directors.

## PART 19 – INDEMNIFICATION

**19.1** **Definitions.** In this Part 19:

(a) "associated corporation" means a corporation or entity that

(i) is or was an affiliate of the Company;

(ii) is a corporation, other than the Company, for which the eligible party is or was a director, alternate director or officer, at the request of the Company, or

(iii) is a partnership, trust, joint venture or other unincorporated entity for which the eligible party holds or held a position equivalent to that of a director or officer at the request of the Company;

(b) "eligible party" means a person who is or was a director, alternate director or officer of the Company;

(c) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(d) "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director, alternate director or officer or holding or having held a position equivalent to that of a director, alternate director or officer of the Company or an associated corporation

(i) is or may be joined as a party, or

(ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(e) "expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding;

(f) "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

**19.2** **Mandatory Indemnification of Eligible Parties.** To the extent the Company is not so prohibited by the Business Corporations Act, the Company must indemnify each eligible party and the heirs

and legal personal representatives of each eligible party against all eligible penalties to which each eligible party is or may be liable, and the Company must, after the final disposition of an eligible proceeding pay the expenses actually and reasonably incurred by each eligible party in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Part 19.

**19.3** **Non-Compliance with Business Corporations Act.** The failure of each eligible party to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

**19.4** **Advance Expenses.** Unless prohibited by applicable law or court order, the Company must pay, as they are incurred, in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the eligible proceeding provided that the Company shall not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by applicable law, the eligible party must repay the amounts advanced.

**19.5** **Indemnity Restricted.** Despite any other provision of this Part 19, the Company is not obliged to make any payment that is prohibited by the Business Corporations Act or by court order in force at the date the payment is made.

**19.6** **Company May Purchase Insurance.** The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a) is or was serving as a director, alternate director or officer of the Company;

(b) is or was serving as a director, alternate director or officer of any associated corporation; or

(c) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity against any liability incurred by him or her in such equivalent position.

## PART 20 – RESTRICTION ON SECURITY TRANSFERS

**20.1** **Application.** This Part does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

**20.2** **Directors May Decline to Approve Transfer.** No security of the company, other than a non-convertible debt security, may be sold, transferred or otherwise disposed of without the approval of the directors. Notwithstanding anything contained in these Articles, the directors may in their absolute discretion decline to approve any sale, transfer or other disposition of a security of the company (other than non-convertible debt security) or to approve the registration of the transfer of such a security of the company in the central securities register or other registers of the Company and the directors are not required to disclose their reasons for declining approval.

**20.3** **Offer to Other Shareholders.** Subject to this Part 20, shares in the capital of the Company must not be transferred except under the following conditions:

(a) A person (the "Proposing Transferor") desiring to transfer any shares in the Company must give notice in writing (the "Transfer Notice") to the Company that the Proposing Transferor desires to transfer those shares (the "Offered Shares"). The Transfer Notice must specify the price (in Canadian Dollars) and the terms of payment upon which the Proposing Transferor is prepared to transfer the Offered Shares and constitute the Company the Proposing Transferor's agent for the sale of the Offered Shares to any shareholder or shareholders of the Company at the price and upon the terms of payment so specified. The Transfer Notice must also state whether the Proposing Transferor has had an offer to purchase the Offered Shares or any of them from, or proposes to sell the Offered Shares or any of them to, any particular person or persons, and if so, then the names and addresses of those persons must be specified in the Transfer Notice. The Transfer Notice constitutes an offer on the terms set out in this Part 20 by the Proposing Transferor to the other shareholders of the Company holding shares in the class or classes included in the Transfer Notice and is not revocable except with the consent of the directors. If the Transfer Notice pertains to shares of more than one class, then the price and terms of payment for each class of shares must be stated separately in the Transfer Notice.

(b) The directors must forthwith upon receipt of the Transfer Notice deliver a copy of it to each shareholder, other than the Proposing Transferor, holding shares of the class or classes set forth in the Transfer Notice delivered to the Company and request that shareholder to state in writing within 28 days from the date on the Transfer Notice (the "Notice Period") whether that shareholder is willing to purchase any of the shares offered in the Transfer Notice and if so, the maximum number of shares that shareholder is willing to purchase. A shareholder is only entitled to purchase shares of the class or classes of shares held by that shareholder.

(c) Upon the expiration of the Notice Period, if the directors have received from the shareholders entitled to receive the Transfer Notice sufficient acceptances to purchase all the Offered Shares, then the directors must, on a class by class basis, apportion the Offered Shares among the shareholders so accepting (each, an "Accepting Shareholder" and collectively, the "Accepting Shareholders") as follows:

(i) the directors must apportion that number of Offered Shares of each class to each Accepting Shareholder holding and accepting shares of that class equal to the lesser of:

(A) the number of Offered Shares of the class that the Accepting Shareholder agreed to purchase ("Number of Accepted Shares"); and

(B) the product obtained by multiplying the number of Offered Shares of the class by the ratio of shares of that class then held by that Accepting Shareholder in relation to all shares of that class then held by all Accepting Shareholders holding and accepting shares of that class (the "Pro Rata Entitlement"); and

(ii) to the extent all Offered Shares of the class have not been apportioned to the Accepting Shareholders pursuant to Article 20.3(c)(i), the directors must apportion to each Accepting Shareholder holding shares of that class whose Number of Accepted Shares exceeded that shareholder's Pro Rata Entitlement (such excess being the "Acceptance Differential") that number of the Offered Shares of the class yet to be apportioned equal to product obtained by multiplying the number of

Offered Shares of the class yet to be apportioned by the ratio of that Accepting Shareholder's Acceptance Differential in relation to the aggregate Acceptance Differential of all such Accepting Shareholders.

If the directors have not received sufficient acceptances to purchase all the Offered Shares of the class, then the directors may, but only with the consent of the Proposing Transferor (who will not be obliged to sell in the aggregate less than all the Offered Shares), apportion the Offered Shares of the class among the Accepting Shareholders on the basis of each of their Pro Rata Entitlement but only up to the Number of Accepted Shares for each of them respectively. After an apportionment has been so made and upon payment of the price for the Offered Shares apportioned, the Proposing Transferor will be bound to transfer the Offered Shares in accordance with that apportionment and if the Proposing Transferor fails to do so, then the Company will cause the name of the purchasing shareholders to be entered in the central securities register as the holders of the Offered Shares and will cancel the share certificates representing the Offered Shares whether they have been produced to the Company or not. Payment to the Company of the purchase price will be sufficient payment by each Accepting Shareholder and entry of the transfer in the central securities register will be conclusive evidence of the validity of the transfer.

(d) If the directors:

(i) have apportioned some but not all of the Offered Shares pursuant to Article 20.3(c) (the remaining Offered Shares being the "Remaining Shares"), then the Proposing Transferor will be at liberty for a period of 90 days after the expiration of the Notice Period to transfer to any person any of the Offered Shares that have not been apportioned to Accepting Shareholders pursuant to Article 20.3(c); or

(ii) have not apportioned any of the Offered Shares pursuant to Article 20.3(c) due to the Proposing Transferor refusing to sell in the aggregate less than all the Offered Shares, then the Proposing Transferor will be at liberty for a period of 90 days after the expiration of the Notice Period to transfer to any person all, but not less than all, of the Offered Shares,

provided that the Proposing Transferor must not sell any of the Offered Shares at a price less than, or on terms more favourable to a purchaser than, those specified in the Transfer Notice.

(e) The provisions as to transfer of shares contained in this Part 20 do not apply:

(i) if before the proposed transfer of shares is made, written waivers of the provisions of this Part 20 are obtained from shareholders holding all the issued shares of the class or classes of shares to be transferred;

(ii) to a transfer of shares for the purpose of effecting the appointment of a new trustee or trustees for the owner of the shares, if the Board is satisfied that the transfer is solely for that purpose;

(iii) to a transmission of shares for the purpose of effecting the registration of the shares of a deceased shareholder in the name or names of the legal personal representatives of that deceased shareholder; or

(iv) to a transfer of shares for the purpose of effecting the registration of the shares of a bankrupt shareholder in the name of the trustee in bankruptcy of that bankrupt shareholder.

## PART 21 – AUTHORIZED SHARE STRUCTURE

**21.1** **Described in Notice of Articles.** The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

## PART 22 – RESTRICTIONS ON BUSINESS OR POWERS

**22.1** **No Restrictions.** There are no restrictions on the business to be carried on or the powers to be exercised by the Company.

## PART 23 – SPECIAL RIGHTS AND RESTRICTIONS

**23.1** **Common Shares.** The Common shares shall confer on the holders thereof and shall be subject to the following special rights and restrictions:

(a) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b) to receive any dividend declared by the Company on the Common shares; provided that the Company shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common shares of the Company;

(c) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, to receive the remaining property of the Company upon liquidation, dissolution or winding up of the Company in equal rank with the holders of all other Common shares of the Company; and

(d) to the rights, privileges and restrictions normally attached to common shares.

**23.2** **Preferred Shares.** The Preferred shares shall confer on the holders thereof and shall be subject to the following special rights and restrictions:

(a) Except as otherwise provided with respect to any particular series of Preferred shares, the holders of the Preferred shares shall not, as such, have any voting rights for the election of directors or for any other purpose and shall not be entitled as a class to receive notice of, or to attend any meetings of, the shareholders of the Company except at meetings at which holders of such Preferred shares are, by virtue of an express provision of the Business Corporations Act, entitled to vote.

(b) the Preferred shares may from time to time be issued in one or more series, and the Directors may by resolution fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(c) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common shares and over any other shares of the Company ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with article 23.2(b); and

(d) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

Signature of Incorporator

Full Name of Incorporator: **John Randolph Clifford**

DATE: July 31, 2007

*BUSINESS CORPORATIONS ACT*

**ARTICLES**

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**FIREBIRD CAPITAL PARTNERS INC.**

Incorporation Number: BC0798533

Translated Name: Not applicable

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